                                  SCHEDULE 14A
                                 (RULE 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

 PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES EXCHANGE ACT OF 1934
                                (AMENDMENT NO. )

Filed by the Registrant /_/

Filed by a Party other than the Registrant /X/

Check the appropriate box:

      /_/   Preliminary Proxy Statement

      /_/   Confidential, for Use of the Commission Only (as permitted by
Rule 14a-6(e)(2))

      /_/   Definitive Proxy Statement

      /X/   Definitive Additional Materials

      /X/   Soliciting Material Under Rule 14a-12

                             THE TOPPS COMPANY, INC.
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                (Name of Registrant as Specified in Its Charter)

                             CRESCENDO ADVISORS LLC
                      CRESCENDO PARTNERS II L.P., SERIES Y
                          CRESCENDO INVESTMENTS II, LLC
                                ERIC S. ROSENFELD
                                  ARNAUD AJDLER
                                 MICHAEL APPEL
                                TIMOTHY E. BROG
                                JEFFREY D. DUNN
                               CHARLES C. HUGGINS
                                THOMAS E. HYLAND
                                 JOHN J. JONES
                               THOMAS B. MCGRATH
                                MICHAEL R. ROWE
                         THE COMMITTEE TO ENHANCE TOPPS
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    (Name of Persons(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

      /X/   No fee required.

      /_/   Fee computed on table below per Exchange Act Rules  14a-6(i)(1)  and
0-11.

      (1)   Title of each class of securities to which transaction applies:

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      (2)   Aggregate number of securities to which transaction applies:

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      (3)   Per unit price or other  underlying  value of  transaction  computed pursuant  to  Exchange  Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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      (4)   Proposed maximum aggregate value of transaction:

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      (5)   Total fee paid:

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      /_/   Fee paid previously with preliminary materials:

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      /_/   Check box if any part of the fee is offset as  provided  by Exchange
Act Rule  0-11(a)(2)  and identify the filing for which the  offsetting  fee was paid previously.  Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

      (1)   Amount previously paid:

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      (2)   Form, Schedule or Registration Statement No.:

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      (3)   Filing Party:

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      (4)   Date Filed

      Crescendo  Partners  II,  L.P.,  Series  Y has  filed a  definitive  proxy statement with the SEC in connection with the  solicitation of proxies against a proposed  merger  between The Topps Company,  Inc.  ("Topps") and a buyout group that includes Madison Dearborn  Partners,  LLC and an investment firm controlled by Michael Eisner,  which will be voted on at a special meeting of the Company's stockholders.

      Item 1: On July 30, 2007,  Crescendo  Partners  issued the following press release:

FOR IMMEDIATE RELEASE

      CRESCENDO PARTNERS DELIVERS LETTER TO THE TOPPS BOARD OF DIRECTORS

  REQUESTS COMPANY COMPLY WITH DELAWARE LAW AND HOLD A MEETING FOR ELECTING
              DIRECTORS ON OR BEFORE SEPTEMBER 25, 2007 DEADLINE

NEW  YORK,  July 30  /PRNewswire/  --  Crescendo  Partners  II,  L.P.,  Series Y
("Crescendo  Partners")  announced  today that it has  delivered a letter to the
Board of Directors of The Topps  Company,  Inc.  (Nasdaq:  TOPP)  expressing its concern that the so-called  Executive Committee of the Topps Board does not have any  intention  of  holding  its 2007  annual  meeting  in a timely  fashion  in accordance  with  Section  211 of  the  Delaware  General  Corporation  Law  and
requesting  that the Company hold a meeting for electing  directors on or before
September 25, 2007.

The full text of the letter follows:

July 30, 2007

BY EMAIL AND FACSIMILE
Board of Directors of The Topps Company, Inc.
c/o Mr. Steven Gartner
Willkie Farr & Gallagher LLP
787 Seventh Avenue
New York, New York 10019

Dear Members of the Topps Board:

      As you know, Crescendo Partners II, L.P., Series Y ("Crescendo Partners"),
the  largest  stockholder  of  The  Topps  Company,  Inc.  (the  "Company"),  is
soliciting  proxies against the ill-advised Eisner merger because we believe the price is inadequate and the sale process was flawed.  Crescendo Partners is also seeking to  replace  the  existing  Topps  Board at the  Company's  next  annual meeting.  To that end,  Crescendo  Advisors  LLC has duly  nominated  a slate of highly  qualified  business  executives  who, if elected,  would replace  senior management and conduct a modified  "Dutch  Auction" tender offer in order to fix the Company's capital structure.  Crescendo Partners believes that Topps' shares could be worth an  enterprise  value (net of debt) between $16 and $18 per share in two years,  not taking into  account an M&A premium that could yield a higher valuation.  We are writing to you because we are becoming increasingly concerned that the  so-called  Executive  Committee  of the Topps  Board does not have any intention of holding its 2007 annual  meeting in a timely  fashion in accordance with Section 211 of the Delaware General Corporation Law ("Section 211").

      We note that historically The Topps Company, Inc. (the "Company") has held its annual  meeting on or around July 1st.  Last year,  the  Company  originally scheduled  its  contested  annual  meeting  for June 28,  2006.  The meeting was adjourned and ultimately  held on August 25, 2006 due to special  circumstances.
Under  Section  211,  it is  incumbent  upon the  Topps  Board to  schedule  the
Company's 2007 annual meeting to be held on a date that is within 13 months from the date of its last annual meeting at which directors were elected, or no later than  September  25,  2007.  The  Company  has neither  publicly  announced  nor otherwise scheduled a date for its 2007 annual meeting.

      The  Company  has also yet to  announce  a date  for the  special  meeting originally  scheduled  to be held on June 28, 2007 to vote upon the  proposal to approve the definitive  merger  agreement (the "Eisner Merger") by and among the
Company,  The  Tornante  Company LLC and  Madison  Dearborn  Partners,  LLC (the
"Special Meeting"),  which was initially delayed by the order of Vice Chancellor
Strine after he found certain material omissions and other materially misleading statements in the proxy statement filed by the Company. At this point, we do not expect the Special Meeting to take place until late August or early September.

      We hereby  request that you include the election of directors as an agenda item in connection with the Special Meeting.  The election of directors would be voted on by the Company's  stockholders at the Special Meeting in the event that the Eisner Merger is not approved.  If, however,  you now have reason to believe or it appears that the Special  Meeting  will be delayed  beyond  September  25,
2007, the 13-month  anniversary of the conclusion of last year's annual meeting, we request that you take immediate  action to schedule the Company's 2007 annual meeting to be held on a date no later than  September 25, 2007. If the so-called
Executive  Committee of the Topps Board does not schedule a vote for the purpose of  electing  directors  at an  annual  or  special  meeting  held on or  before
September 25, 2007, we intend to promptly  apply after the 13-month  anniversary to the Delaware Court of Chancery to order an annual meeting to be held.

      After  enjoining  the Special  Meeting and  concluding  that the Company's proxy statement is misleading to the Company's  stockholders,  we cannot imagine
Vice Chancellor Strine would be too pleased to learn once again that the Company has failed to comply with Delaware law.

                                              Very truly yours,

                                              /s/ Eric Rosenfeld
                                              President and CEO
                                              Crescendo Partners

               CERTAIN INFORMATION CONCERNING THE PARTICIPANTS

      The Committee to Enhance Topps (the "Committee"),  together with the other participants  named below, has made a definitive  filing with the Securities and
Exchange  Commission ("SEC") of a proxy statement and an accompanying proxy card to be used to  solicit  votes in  connection  with the  solicitation  of proxies against a proposed merger between The Topps Company,  Inc. (the "Company") and a buyout group that includes  Madison  Dearborn  Partners,  LLC, and an investment firm  controlled by Michael  Eisner,  which will be voted on at a meeting of the
Company's stockholders (the "Merger Proxy Solicitation").

      Crescendo  Advisors  ("Crescendo  Advisors"),   together  with  the  other
participants  named  below,  intends  to  make a  preliminary  filing  with  the
Securities  and  Exchange  Commission  ("SEC")  of  a  proxy  statement  and  an accompanying  proxy card to be used to  solicit  votes for the  election  of its nominees  at the 2007  annual  meeting of  stockholders  of Topps  (the  "Annual
Meeting Proxy Solicitation").

      THE  COMMITTEE  AND  CRESCENDO  ADVISORS  ADVISE ALL  STOCKHOLDERS  OF THE
COMPANY TO READ THE PROXY STATEMENT AND OTHER PROXY MATERIALS IN CONNECTION WITH
EACH OF THE MERGER PROXY  SOLICITATION AND THE ANNUAL MEETING PROXY SOLICITATION
AS THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT  INFORMATION.  SUCH
PROXY  MATERIALS  WILL BE  AVAILABLE  AT NO  CHARGE  ON THE  SEC'S  WEB  SITE AT
HTTP://WWW.SEC.GOV.  IN ADDITION,  THE  PARTICIPANTS IN THE PROXY  SOLICITATIONS
WILL PROVIDE COPIES OF THE PROXY STATEMENT WITHOUT CHARGE UPON REQUEST. REQUESTS
FOR COPIES SHOULD BE DIRECTED TO THE PARTICIPANTS' PROXY SOLICITOR,  D.F. KING &
CO., INC. AT ITS TOLL-FREE NUMBER: (800) 628-8532.

      The participants in the Merger Proxy  Solicitation are Crescendo  Advisors
LLC, a Delaware limited  liability  company  ("Crescendo  Advisors"),  Crescendo
Partners  II,  L.P.,  Series  Y,  a  Delaware  limited  partnership  ("Crescendo
Partners"),  Crescendo Investments II, LLC, a Delaware limited liability company
("Crescendo  Investments"),  Eric Rosenfeld,  Arnaud Ajdler and The Committee to
Enhance Topps (the "Merger Proxy Solicitation Participants").

      The  participants  in the Annual  Meeting Proxy  Solicitation  include the
Merger Proxy Solicitation  Participants,  together with Timothy E. Brog, John J.
Jones,  Michael Appel,  Jeffrey D. Dunn,  Charles C. Huggins,  Thomas E. Hyland,
Thomas B. McGrath and Michael R. Rowe (the "Annual  Meeting  Proxy  Solicitation
Participants").  Together,  the Merger Proxy  Solicitation  Participants and the
Annual  Meeting Proxy  Solicitation  Participants  are referred to herein as the
"Participants."

      Crescendo  Advisors  beneficially  owns 100 shares of common  stock of the
Company.  Crescendo Partners  beneficially owns 2,547,700 shares of common stock of  the  Company.  As the  general  partner  of  Crescendo  Partners,  Crescendo
Investments  may be  deemed  to  beneficially  own the  2,547,700  shares of the
Company  beneficially owned by Crescendo Partners.  Eric Rosenfeld may be deemed to beneficially  own 2,547,900  shares of the Company,  consisting of 100 shares held by Eric Rosenfeld and Lisa Rosenfeld JTWROS, 2,547,700 shares Mr. Rosenfeld may be deemed to  beneficially  own by virtue of his position as managing member of  Crescendo  Investments  and  100  shares  Mr.  Rosenfeld  may be  deemed  to beneficially  own by virtue of his  position  as  managing  member of  Crescendo
Advisors. Mr. Ajdler beneficially owns 2,301 shares of the Company.

      Timothy E. Brog  beneficially  owns 133,425  shares of common stock of the
Company,  John J. Jones  beneficially  owns 2,301  shares of common stock of the
Company, and none of Michael Appel, Jeffrey D. Dunn, Charles C. Huggins,  Thomas
E. Hyland,  Thomas B. McGrath and Michael R. Rowe beneficially own any shares of common stock of the Company.

For Additional Information Please Contact:
D.F. King & Co., Inc.
(800) 628-8532

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Source: Crescendo Partners II, L.P.
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